PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


                                       and


                      FIRST UNION NATIONAL BANK, as Trustee


                          _____ SUPPLEMENTAL INDENTURE


                          Dated as of _________________


                                       to


                                    INDENTURE


                            Dated as of ____________




           __% Deferrable Interest Subordinated Debentures, Series __

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE 1  DEFINITIONS..........................................................................................  2
         1.01  Definitions......................................................................................  2

ARTICLE 2  THE SERIES __ DEBENTURES.............................................................................  2
         2.01  Terms and Form of the Series __ Debentures.......................................................  3

ARTICLE 3  REDEMPTION...........................................................................................  4
         3.01  Redemption; Notice to Trustee....................................................................  4

ARTICLE 4  COVENANT.............................................................................................  4

ARTICLE 5  MISCELLANEOUS........................................................................................  5
         5.01  Confirmation of Indenture........................................................................  5
         5.02  Notices..........................................................................................  5
         5.03  Severability Clause..............................................................................  6
         5.04  No Recourse Against Others.......................................................................  6
         5.05  Successors.......................................................................................  6
         5.06  Multiple Original Copies of this Indenture.......................................................  6
         5.07  Table of Contents; Headings, Etc.................................................................  6


                  _____ SUPPLEMENTAL INDENTURE, dated as of _________________ by and between Public Service Enterprise Group Incorporated, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company") and First Union National Bank, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee") under the Indenture dated as of ____________ between the Company and the Trustee.

                  WHEREAS, the Company executed and delivered the Indenture dated as of ____________ to the Trustee to provide for the issuance of its deferrable interest subordinated debentures (the "Debentures") in series from time to time as might be determined by the Company and pursuant thereto, the Company has issued its [list prior series].

                  WHEREAS, pursuant to an Amended and Restated Trust Agreement dated as of ____________________ (the "Trust ___ Agreement"), among the Company, as depositor, First Union National Bank, as Property Trustee (the "Property Trustee ___"), the Delaware Trustee named therein and the Administrative Trustees named therein, there has been declared and established Enterprise Capital Trust ___, a Delaware business trust ("Trust ____").

                  WHEREAS, Trust ____ intends to issue its Trust Securities (as defined in the Trust ____ Agreement), including its ____% Trust Preferred Securities, Series __, representing undivided beneficial interests in the assets of Trust __ and having a liquidation amount of $25 per security (the "Series __ Preferred Securities").

                  WHEREAS, the Company has authorized the issuance of a series of additional debentures pursuant to Section 2.04 of the Indenture to be designated as the Company's __% Deferrable Interest Subordinated Debentures, Series __ (the "Series __ Debentures") to be purchased by Trust ____ with the proceeds of the Trust Securities, and to provide therefor, the Company has duly authorized the execution and delivery of this _____ Supplemental Indenture.

                  WHEREAS, all things necessary to make the Series __ Debentures when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this _____ Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

                  NOW THEREFORE:

                  Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Debentures, including the Series
__ Debentures:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01  Definitions.

                  The following terms used in this _____ Supplemental Indenture shall have the following meanings:

                  "Debentureholder" or "Holder" means a Person in whose name a Series __ Debenture is registered on the Registrar's books.

                  "Series __ Debentures" means any of the Company's __% Deferrable Interest Subordinated Debentures, Series __ issued under this Indenture.

                  "Series __ Guarantee Agreement" means that certain Guarantee Agreement issued by the Company with respect to the Series __ Preferred Securities, in which the Company irrevocably and unconditionally agrees to pay the Guarantee Payments (as defined in the Guarantee Agreement) to the holders of the Series __ Preferred Securities.

                  "Series __ Preferred Securities" means the undivided beneficial interests in the assets of Trust _____, having a liquidation amount of $25 and having rights provided therefor in the Trust ____ Agreement __.

                  "Trust ____" means the Enterprise Capital Trust __, a Delaware business trust created by the Trust Agreement.

                  "Trust [ ] Agreement" means the Amended and Restated Trust Agreement dated as of _____________, among the Company, as Depositor, First Union National Bank, as Property Trustee, the Delaware Trustee named therein and the Administrative Trustees named therein, as the same may be amended and modified from time to time.

                  Each of the other terms used in this _____ Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.


                                    ARTICLE 2
                            THE SERIES __ DEBENTURES

SECTION 2.01 Terms and Form of the Series __ Debentures.

                  (a) The Series __ Debentures shall be designated "Public Service Enterprise Group Incorporated __% Deferrable Interest Subordinated Debentures, Series __." The Series __ Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. [The Series ___ Debentures shall initially be issued as global Debentures in accordance with the provisions of Section 2.12 of the Indenture with ___________ as Depositary.] The terms and provisions contained in the Series __ Debentures shall constitute, and are hereby expressly made, a part of this _____ Supplemental Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) The aggregate principal amount of Series __ Debentures outstanding at any time may not exceed $__________ except as provided in Section
2.09 of the Indenture. The Series ___ Debentures shall be authenticated and delivered from time to time upon delivery to the Trustee of the items specified in Section 2.04(d) of the Indenture.

                  (c) The Stated Maturity Date of the Series __ Debentures is ______________.

                  (d) The interest rate of the Series __ Debentures is __% per annum. The Interest Payment Dates for the Series __ Debentures are _________ _____________________________________ of each year, commencing
__________________. In the event that any date on which interest is payable on the Series __ Debentures is not a Business Day, then payment of interest payable on such date will be made on the next day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Regular Record Date for each Interest Payment Date for the Series __ Debentures shall be the 15th day (whether or not a Business Day) of the last month of each _______, provided that if Trust __ is the sole Holder of the Series __ Debentures or the Series __ Debentures are issued in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date.

                  Each Series __ Debenture shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series __ Debenture; except that, so long as there is no existing Defaulted Interest or Extension Period on the Series __ Debentures, any Series __ Debenture authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date.

                  Overdue principal of, and interest on, any Series __ Debenture and interest which has been deferred pursuant to Section 4.01(b) of the Indenture shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum payable on such Series __ Debenture.

                  (e) The Series __ Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and any integral multiple thereof.

                  (f) The maximum Extension Period for the Series ___ Debentures shall be ________.

                  (g) ___________ shall initially be the Paying Agent for the Series __ Debentures.


                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01 Redemption; Notice to Trustee.

                  (a) The Series __ Debentures are subject to redemption prior to maturity as provided therein.

                  (b) Any redemption of the Series __ Debentures shall be made in the manner, upon the terms and with the effect, all as provided in Sections 3.01(c), 3.02, 3.03, 3.04, 3.05 and 3.06 of the Indenture.

                                    ARTICLE 4
                                    COVENANT

SECTION 4.01.  Payment of Expenses of Trust __.

                  The Company covenants for the benefit of the Holders of the Series __ Debentures to pay all of the costs and expenses of Trust __ in accordance with Section 2.03(b) of the Trust __ Agreement and to pay the taxes of Trust __ in accordance with Section 2.03(c) of the Trust __ Agreement in order to permit Trust __ to make distributions on and redemptions of the Series
__ Preferred Securities in accordance with Article IV of the Trust __ Agreement.


                                    ARTICLE 5
                                  MISCELLANEOUS

SECTION 5.01 Confirmation of Indenture.

                  As amended and supplemented by this _____ Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this _____ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 5.02  Notices.

                  Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first-class mail, postage prepaid, addressed as follows:

                           if to the Company:

                  Public Service Enterprise Group Incorporated
                                    80 Park Plaza
                                    Newark, New Jersey  07101
                                    Facsimile No. (973) 596-6309
                                    Attention:  Treasurer

                           if to the Trustee:

                                    First Union National Bank
                                    765 Broad Street
                                    Newark, New Jersey  07101
                                    Facsimile No. (973) 430-4963
                                    Attention: Corporate Trust Department

                  The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

                  Any notice or communication given to a Debentureholder other than Trust __ shall be mailed to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

                  Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addresses.

                  If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

SECTION 5.03 Severability Clause.

                  If any provision in this Indenture or in the Series __ Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.04  No Recourse Against Others.

                  No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Series __ Debentures or this _____ Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Series __ Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be a part of the consideration for the issue of the Series __ Debentures.

SECTION 5.05  Successors.

                  All agreements of the Company in this _____ Supplemental Indenture and the Series __ Debentures shall bind its successors and assigns. All agreements of the Trustee in this _____ Supplemental Indenture shall bind its successors and assigns.

SECTION 5.06 Multiple Original Copies of this Indenture.

                  The parties may sign any number of copies of this _____ Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this _____ Supplemental Indenture.

SECTION 5.07  Table of Contents; Headings, Etc.

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this _____ Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this _____ Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                           PUBLIC SERVICE ENTERPRISE GROUP    INCORPORATED


                           By:__________________________________

                           Name:________________________________

                           Title:_________________________________

                           FIRST UNION NATIONAL BANK, as Trustee


                           By:__________________________________

                           Name:________________________________

                           Title:_________________________________

                                    Exhibit A

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

            __% Deferrable Interest Subordinated Debenture, Series __


No. ___


                  Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of _____________________________________________________ Dollars ($____________) on
__________________, and to pay interest on said principal sum from
__________________ or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, in arrears on _______________________________________________, commencing __________________
(each, an "Interest Payment Date") at the rate of __% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than thirty days, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day (whether or not a Business Day) of the last month of each _______, provided that if all of the Series __ Debentures (as defined below) are then held by Enterprise Capital Trust (the "Trust") or the Series __ Debentures are held in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Series __ Debentures not less than seven days prior to such Special Record Date, as more fully provided in the Indenture.

                  Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on an Interest Payment Date will be made by check mailed to the Holder hereof at the address shown in the Register or, at the option of the Holder hereof, to such other place in the United States of America as Holder hereof shall designate to the Trustee in writing. At the request of a Holder of at least $10,000,000 aggregate principal amount of Series __ Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such Holder to the Registrar prior to the Regular Record Date.

                  The principal amount hereof and interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate trust office of ____________________, Paying Agent, in __________________, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder of this Debenture, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series __ Debentures"), specified in the Indenture, limited in aggregate principal amount to $__________ issued under and pursuant to an Indenture dated as of ________, ____ executed and delivered between the Company and First Union National Bank, as trustee (the "Trustee"), as supplemented by the _______ Supplemental Indenture dated as of _________________ between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"). The Series ___ Debentures are initially being issued to the Trust, to be held on behalf of the Trust by its property trustee (the "Property Trustee"). Concurrently with the issuance of the Series ___ Debentures, the Trust is issuing its trust securities, representing undivided beneficial interests in the assets of the Trust and having an aggregate liquidation amount equal to the principal amount of the Series ___ Debentures, including the Trust's Trust Preferred Securities, Series __ (the "Preferred Securities"). By the terms of the Indenture, Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture Provided. Reference is made to the

Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. Each term used in this Debenture which is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.



                             [Redemption Provisions]

                  At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Series __ Debentures to be redeemed.

                  In the event of redemption of this Debenture in part only, a new Series __ Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  In case an Event of Default with respect to the Series ___ Debentures occurs and is continuing, the principal of and interest on all of the Series ___ Debentures may (and, in certain circumstances shall) be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

                  Subject to certain exceptions in the Indenture which require the consent of every Holder, the Company and the Trustee may amend the Indenture or may waive future compliance by the Company with any provisions of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby provided that if the Series ___ Debentures are held by the Trust, no such amendment or waiver that adversely affects the holders of the Preferred Securities shall be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities issued under the Indenture at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Holder of the Debentures issued under the Indenture, the Company and the Trustee may amend the Indenture to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that, in the reasonable judgment of the Company, does not adversely affect the rights of any Holder of the Debentures. Amendments bind all Holders and subsequent Holders of Debentures.

                  No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

                  So long as an Event of Default with respect to the Series __ Debentures has not occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Series ___ Debentures to up to _______________________ (the "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity Date or Redemption Date of any Series ___ Debenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series ___ Debentures, compounded _________, to the extent that payment of such interest is enforceable under applicable law). During such Extension Period, the Company may not declare or pay any dividend on, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed _______________________ and shall not extend beyond the Stated Maturity Date or Redemption Date of any Series ___ Debenture. At the termination of any such Extension Period and upon the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing restrictions.

                  Series __ Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Series
__ Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series __ Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by a duly authorized officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


                                   By:________________________________
[SEAL]                                      Name:
                                            Title:

Attest:

--------------------------------
[Assistant] Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Debentures, of the series designated, referred to in the within-mentioned _____ Supplemental Indenture.

FIRST UNION NATIONAL BANK, as Trustee


By:____________________________________________
         Name:


Authorized Signatory

Dated: ___________________________

                                 ASSIGNMENT FORM


                  To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________ agent to transfer this Debenture on the books of the Register. The agent may substitute another to act for him.

Dated:__________________________ Signature:_________________________________
                                 (Sign exactly as your name appears on the other side of this Debenture)


Signature Guaranty:___________________